UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2011

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On June 29, 2011(the “Effective Date”), California Water Service Group, a Delaware corporation (the “Registrant”), and California Water Service Company, a California corporation and a wholly-owned subsidiary of the Registrant (“Cal Water”), entered into the Syndicated Credit Agreements (as defined below), which provide for unsecured revolving credit facilities of up to an initial aggregate amount of $400 million. The Syndicated Credit Facilities amend, expand and replace the Registrant and its subsidiaries’ existing credit facilities originally entered into on October 27, 2009.

Holdco Credit Agreement

On the Effective Date, the Registrant entered into a credit agreement (the “Holdco Credit Agreement”) provided by a syndicate of banks and other financial institutions led by Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Merrill Lynch, Pierce, Fenner& Smith Incorporated, as sole lead arranger and sole book manager, CoBank, ACB, as syndicated agent, and Wells Fargo Bank, National Association, Bank of China, Los Angeles Branch, and U.S. Bank, National Association, as co-documentation agents.

The Holdco Credit Agreement provides for a $100 million unsecured revolving credit facility, which will be used for working capital and other general corporate purposes. The Holdco Credit Agreement also provides that certain subsidiaries of the Registrant may be designated as borrowers thereunder from time to time. No subsidiaries were so designated as of the Effective Date.  The Holdco Credit Agreement expires, and all obligations thereunder shall be due and payable, on June 29, 2016, unless earlier accelerated upon the occurrence of an event of default. At the Registrant’s option, borrowings under the Holdco Credit Agreement will bear interest annually at a rate equal to (i) the Eurodollar rate or (ii) a base rate, in each case, plus an applicable margin dependent on the Registrant and its subsidiaries’ consolidated total capitalization ratio.

The Holdco Credit Agreement contains affirmative and negative covenants and events of default customary for credit facilities of this type, including, among other things, limitations and prohibitions relating to additional indebtedness, liens, mergers, and asset sales by the Registrant and its subsidiaries. The Holdco Credit Agreement also contains financial covenants governing the Registrant and its subsidiaries’ consolidated total capitalization ratio and interest coverage ratio.

Opco Credit Agreement

On the Effective Date, Cal Water entered into a credit agreement (the “Opco Credit Agreement” and, together with the Holdco Credit Agreement, the “Syndicated Credit Agreements”) provided by a syndicate of banks and other financial institutions led by Bank of America, N.A., as administrative agent, swing ling lender and letter of credit issuer, Merrill Lynch, Pierce, Fenner& Smith Incorporated, as sole lead arranger and sole book manager, CoBank, ACB, as syndication agent, and Wells Fargo Bank, National Association, Bank of China, Los Angeles Branch, and U.S. Bank, National Association, as co-documentation agents.

The Opco Credit Agreement provides for a $300 million unsecured revolving credit facility, which may be expanded by an incremental $50 million, upon the satisfaction of certain conditions, and which will be used for working capital purposes, including the short-term financing of capital projects. The Opco Credit Agreement expires, and all obligations thereunder shall be due and payable, on June 29, 2016, unless earlier accelerated upon the occurrence of an event of default. Cal Water’s obligations under the Opco Credit Agreement are fully and unconditionally guaranteed by the Registrant. Borrowings under the Opco Credit Agreement must be repaid within 12 months unless otherwise authorized by the California Public Utilities Commission. At Cal Water’s option, borrowings under the Opco Credit Agreement will bear interest annually at a rate equal to (i) the Eurodollar rate or (ii) a base rate, in each case, plus an applicable margin dependent on the Registrant and its subsidiaries’ consolidated total capitalization ratio.

The Opco Credit Agreement contains affirmative and negative covenants and events of default customary for credit facilities of this type, including, among other things, limitations and prohibitions relating to additional indebtedness, liens, mergers, and asset sales. The Opco Credit Agreement also contains financial covenants governing the Registrant and its subsidiaries’ consolidated total capitalization ratio and interest coverage ratio.

Certain of the lenders and agents under the Syndicated Credit Agreements, including Merrill Lynch, Pierce, Fenner& Smith Incorporated, and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking or other advisory services to the Registrant or Cal Water. These parties have received, and may in the future receive, customary compensation from the Registrant or Cal Water for such services.

The foregoing descriptions of the Syndicated Credit Agreements are qualified in their entirety by reference to the full terms and conditions of the Syndicated Credit Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference.

Item 1.02.Termination of a Material Definitive Agreement.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01.Other Events.

On June 29, 2011, the Registrant issued a press release announcing the transactions described herein, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

We hereby file the following exhibits with this report:

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement dated as of June 29, 2011 among California Water Service Group and certain of its subsidiaries from time to time party thereto, as borrowers, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Merrill Lynch, Pierce, Fenner& Smith Incorporated, as sole lead arranger and sole book manager, CoBank, ACB, as syndication agent, and Wells Fargo Bank, National Association, Bank of China, Los Angeles Branch, and U.S. Bank National Association, as co-documentation agents, and the other lender parties thereto.

10.2

Amended and Restated Credit Agreement dated as of June 29, 2011 among California Water Service Company, as borrower, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Merrill Lynch, Pierce, Fenner& Smith Incorporated, as sole lead arranger and sole book manager, CoBank, ACB, as syndication agent, Wells Fargo Bank, National Association, Bank of China, Los Angeles Branch, and U.S. Bank National Association, as co-documentation agents, and the other lender parties thereto.

99.1	Press release issued June 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: July 1, 2011	By:	/s/ Martin A. Kropelnicki
Name: Martin A. Kropelnicki
Title: Vice President, Chief Financial Officer and Treasurer